Exhibit 99.1

EDTECHX HOLDINGS ACQUISITION CORP.

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet	F-3
Notes to Balance Sheet	F-4

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
EdtechX Holdings Acquisition Corp.

Opinion on the Financial statement

We have audited the accompanying balance sheet of EdtechX Holdings Acquisition Corp. (the “Company”) as of October 10, 2018, and the related notes (referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of October 10, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2018.

New York, NY

October 16, 2018

EDTECHX HOLDINGS ACQUISITION CORP.

 BALANCE SHEET
October 10, 2018

Assets:
Current assets:
Cash	$773,511
Prepaid expenses	94,300
Total current assets	867,811
Cash and cash equivalents held in Trust Account	55,825,000
Total assets	$56,692,811

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$19,723
Accrued expenses	1,200
Advances from related party	85,322
Total current liabilities	106,245
Deferred underwriting commissions	1,225,000
Total liabilities	1,331,245

Commitments
Common stock, $0.0001 par value; 4,961,730 shares subject to possible redemption	50,361,559

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-
Common stock, $0.0001 par value; 25,000,000 shares authorized; 2,119,520 shares issued and outstanding (excluding 4,961,730 shares subject to possible redemption) (1)	212
Additional paid-in capital	5,020,955
Subscription receivable	(100)
Accumulated deficit	(21,060)
Total stockholders’ equity	5,000,007
Total Liabilities and Stockholders’ Equity	$56,692,811

(1) This number includes up to 206,250 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of this financial statement.

EDTECHX HOLDINGS ACQUISITION CORP.

NOTES TO BALANCE SHEET

Note 1 — Description of Organization and Business Operations

EdtechX Holdings Acquisition Corp. (the “Company”) was incorporated in Delaware on May 15, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search for target businesses in the education, training and education technology (“edtech”) industries. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies. The Company’s sponsors are IBIS Capital Sponsor LLC and IBIS Capital Sponsor II LLC, each Delaware limited liability companies (the “Sponsors”).

As of October 10, 2018, the Company had not commenced any operations. All activity for the period from May 15, 2018 (inception) through October 10, 2018 relates to the Company’s formation and the Initial Public Offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on October 5, 2018. On October 10, 2018, the Company consummated its initial public offering (the “Initial Public Offering”) of 5,500,000 units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit, which is discussed in Note 3, generating gross proceeds of $55 million, and incurring offering costs of approximately $3.1 million, inclusive of $1.225 million in minimum deferred underwriting commissions (Note 5). The underwriter is granted a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 825,000 additional Units to cover over-allotments, if any, at $10.00 per Unit. On October 15, 2018, the underwriters notified the Company that they were exercising the over-allotment option in full to purchase an additional 825,000 Units. The closing of the sale of Units pursuant to the over-allotment option is expected to be consummated on October 17, 2018.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 3,450,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) in a private placement to the Sponsors, the underwriters and Azimut Enterprises Holdings S.r.l. and Cofircont Compagnia Fiduciaria S.r.l., (together, the “Azimut Investors”), generating gross proceeds of $3.45 million (Note 4). Upon closing of the over-allotment option, the Sponsor will purchase an additional 330,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant so that the amount in Trust Account will remain at $10.15 per Public Share, as defined below.

Upon the closing of the Initial Public Offering, $55.825 million ($10.15 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the sale of of the Private Placement Warrants, was held in a trust account (“Trust Account”), located in the United States, and will be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

At October 10, 2018, the Company had approximately $774,000 in cash held outside of the Trust Account.  The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account and the deferred underwriters’ discount) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).

EDTECHX HOLDINGS ACQUISITION CORP.

NOTES TO BALANCE SHEET

The Company will provide its “public stockholders”, the holders of the outstanding shares of its common stock, sold in the Initial Public Offering (each, a “Public Share”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion based on a variety of factors or if the Business Combination would otherwise require a vote. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account plus pro rata share of interest income, less taxes payable. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the Business Combination is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. The underwriters have also agreed to waive their rights to its deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares.

Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsors, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares of common stock in conjunction with any such amendment.

The Company will have until 18 months from the consummation of the Initial Public Offering to complete an initial Business Combination, or 21 months from the consummation of the Initial Public Offering if (i) the Company has filed proxy solicitation or tender offer materials in compliance with Regulation 14A or Regulation 14E, respectively, of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission relating to a proposed Business Combination within 18 months from the consummation of the Initial Public Offering and a Business Combination has not yet been consummated within such 18-month period and (ii) the last sales price of the Company’s common stock equals or exceeds the estimated per-share value of the amount in the trust Account on the 18-month anniversary of the consummation of Initial Public Offering for any 20 trading days within the 30 trading day period ending 17 months after the consummation of the Initial Public Offering (such time period referred to as the “Combination Period”). If the Company does not complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account (less up to $100,000 of interest to pay liquidation expenses and which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

EDTECHX HOLDINGS ACQUISITION CORP.

NOTES TO BALANCE SHEET

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.15 per share initially held in the Trust Account. The Company will seek to reduce the possibility that the Sponsors will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

The Sponsors agreed pursuant to a written agreement with the Company that, if the Company liquidates the Trust Account prior to the consummation of a Business Combination, they will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, the agreement entered into by the Sponsors specifically provides for two exceptions to the indemnity given: they will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Sponsors to reserve for such indemnification obligations and the Sponsors’ only assets are securities of the Company. Therefore, the Company believes it is highly unlikely that the Sponsors would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. In the event that the proceeds in the Trust Account are reduced below $10.15 per public share and  the Sponsors assert that they are unable to satisfy their obligations (such as if they claim they do not have sufficient funds to satisfy such indemnification obligations), or that they have no indemnification obligations related to a particular claim at all, the Company’s independent directors would determine whether to take legal action against the Sponsors to enforce such indemnification obligations. It is possible that the Company’s independent directors in exercising their business judgment may choose not to do so in any particular instance. If the independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to the public stockholders may be reduced below $10.15 per share.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

EDTECHX HOLDINGS ACQUISITION CORP.

NOTES TO BALANCE SHEET

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as shareholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at October 10, 2018, common stock subject to possible redemption at the redemption amount is presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At October 10, 2018, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Use of Estimates

The preparation of financial statement in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering were charged to stockholders’ equity upon the completion of the Initial Public Offering.

EDTECHX HOLDINGS ACQUISITION CORP.

NOTES TO BALANCE SHEET

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.

As of October 10, 2018, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal or state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes was deemed to be immaterial.

Recent Accounting Pronouncements

In July 2017, the Financial Accounting Standards Board’s (“FASB”) issued Accounting Standards Updates (“ASU”)  2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The ASU allows companies to exclude a down round feature when determining whether a financial instrument (or embedded conversion feature) is considered indexed to the entity’s own stock. As a result, financial instruments (or embedded conversion features) with down round features may no longer be required to be accounted classified as liabilities. A company will recognize the value of a down round feature only when it is triggered and the strike price has been adjusted downward. For equity-classified freestanding financial instruments, such as warrants, an entity will treat the value of the effect of the down round, when triggered, as a dividend and a reduction of income available to common shareholders in computing basic earnings per share. For convertible instruments with embedded conversion features containing down round provisions, entities will recognize the value of the down round as a beneficial conversion discount to be amortized to earnings. The guidance in ASU 2017-11 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted, and the guidance is to be applied using a full or modified retrospective approach. The Company adopted this guidance at inception.  Adoption of ASU 2017-11 had not impact on the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

EDTECHX HOLDINGS ACQUISITION CORP.

NOTES TO BALANCE SHEET

Note 3 — Initial Public Offering

On October 10, 2018, the Company sold 5,500,000 units at a price of $10.00 per Unit in the Initial Public Offering. Each Unit consists of one share of common stock, and one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4 — Related Party Transactions

Founder Shares

On May 15, 2018, IBIS Capital Sponsor LLC purchased 1,437,500 shares (the “Founder Shares”) of the Company’s common stock, par value $0.0001 for an aggregate price of $25,000. On August 3, 2018, the Company effected a stock dividend of 0.1 shares for each outstanding share, resulting in the initial stockholders holding an aggregate of 1,581,250 founders’ shares. The initial stockholders had agreed to forfeit up to 206,250 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On October 15, 2018, the underwriters notified the Company that they were exercising the full over-allotment option. Accordingly, no Founder Shares will be forfeited by the Sponsor.

The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of six months after the completion of the initial Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination, and (2) with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of the Initial Business Combination, or earlier, in either case, if, subsequent to the Initial Business Combination, the Company consummate a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Concurrently with the closing of the Initial Public Offering, the Sponsors, the underwriters and Azimut Investors purchased an aggregate of 3,450,000 Private Placement for $3.45 million in the in a private placement. Upon closing of the over-allotment option, the Sponsor will purchase an additional 330,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for additional gross proceeds of up to $330,000, so that the amount in the Trust Account will remain at $10.15 per Public Share.

Each Private Placement Warrant is exercisable for one share of common stock at a price of $11.50 per share. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the purchasers or its permitted transferees.

The purchasers of the Private Placement Warrants have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

EDTECHX HOLDINGS ACQUISITION CORP.

NOTES TO BALANCE SHEET

Related Party Loans and Advances

On June 26, 2018, IBIS Capital Sponsor LLC agreed to loan the Company an aggregate of up to $125,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable on the earlier of September 30, 2019 or the completion of the Initial Public Offering. In addition to this Note, the Company had received additional advances of $85,322 from the Sponsor for expenses. As of October 10, 2018, the Company repaid the Note in full for $125,000 and had an aggregate of $85,322 of advances from related party outstanding.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsors or an affiliate of the Sponsors, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants.

Administrative Support Agreement

The Company agreed, commencing on the effective date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay IBIS Capital Limited, an affiliate of certain of our officers and directors, a total of $10,000 per month for certain general and administrative services, including office space, utilities and administrative support.

Forward Purchase Agreements

The Azimut Investors have also entered into contingent forward purchase agreements (“Forward Purchase Agreements”) with the Company to purchase, in a private placement to occur concurrently with the consummation of the initial Business Combination, up to 2,000,000 Units at $10.00 per Unit (or up to an aggregate purchase price of $20 million), on substantially the same terms as the sale of units in the Initial Public Offering. The exact number of Units to be purchased by the Azimut Investors will be determined by the Company, in the Company’s sole discretion, based on the Company’s capital needs in connection with the Business Combination. These agreements are independent of the percentage of stockholders electing to redeem their Public Shares and may provide the Company with an increased minimum funding level for the initial Business Combination. The contingent Forward Purchase Agreements are subject to conditions, including the Azimut Investors giving the Company their irrevocable written consent to purchase the Units no later than five days after the Company notifies them of the Company’s intention to hold a board meeting to consider entering into a definitive agreement for a proposed Business Combination. The Azimut Investors granting their consent to the purchase is entirely within their sole discretion. Accordingly, if they do not consent to the purchase, they will not be obligated to purchase the Units.

Note 5 — Commitments & Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of common stock) pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Initial Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

EDTECHX HOLDINGS ACQUISITION CORP.

NOTES TO BALANCE SHEET

Agreements with Underwriters

Over-allotment option

The Company granted the underwriters a 45-day option from the date of this prospectus to purchase up to 825,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. As of October 10, 2018, the over-allotment option had not been exercised yet. On October 15, 2018, the underwriters notified the Company that they were exercising their over-allotment option in full to purchase an additional 825,000 Units. The closing of the sale of Units pursuant to the over-allotment option is expected to be consummated on October 17, 2018.

Underwriting discount

The underwriters were entitled to an underwriting discount of $0.25 per unit, or up to $1.375 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $206,250 will be due upon closing of the underwriter’s over-allotment option. In addition, $0.35 per unit, or approximately $2.21 million in the aggregate upon closing of the underwriters’ over-allotment option will be payable to the underwriters for deferred underwriting commissions. The deferred underwriting commissions will be subject to reduction pro rata with conversion of Public Shares in the Business Combination, provided that in no case shall the deferred underwriting commissions be less than $1.225 million. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 6 — Stockholders’ Equity

Common Stock — The Company is authorized to issue 25,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. On August 3, 2018, the Company effected a stock dividend of 0.1 shares for each outstanding share of common stock, resulting in the initial stockholders holding an aggregate of 1,581,250 founders’ shares. As of October 10, 2018, there were 7,081,250 shares of common stock outstanding. Of these, an aggregate of 4,961,730 shares of common stock was subject to possible redemption, and up to 206,250 shares issued to the Sponsor was subject to forfeiture to the Company for no consideration to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. As the underwriters in the Initial Public Offering have exercised their over-allotment option in full, no shares will be forfeited by the Sponsor.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of October 10, 2018, there were no shares of preferred stock issued or outstanding.

Warrants— Public Warrants may only be exercised for a whole number of shares. The Public Warrants will become exercisable on the later of  (a) completion of a Business Combination or (b) 12 months from the closing of the Proposed Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the common stock issuable upon exercise of the warrants is not effective within 90 days following the consummation of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

EDTECHX HOLDINGS ACQUISITION CORP.

NOTES TO BALANCE SHEET

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Proposed Offering, except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are still held by the initial purchasers or their permitted transferees. Additionally, the Private Placement Warrants purchased by the underwriters will not contain the adjustment feature described below relating to issuances of additional shares of common stock for capital raising purposes in connection with an initial Business Combination.

The Company may call the Public Warrants for redemption (except with respect to the Private Placement Warrants), in whole and not in part, at a price of $0.01 per warrant:

●	at any time after the warrants become exercisable,
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations or as described below), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. In addition, except in the case of the Private Placement Warrants purchased by the underwriters, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of an initial Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial Business Combination, and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates an initial Business Combination (such price, the “Market Value”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

In no event will the Company be required to net cash settle the warrants shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Unit Purchase Option—The Company sold to Chardan Capital Markets, LLC and I-Bankers Securities, Inc., the joint book-running managers of the Initial Public Offering, for $100, an option to purchase 250,000 units exercisable at $12.00 per unit (or an aggregate exercise price of $3 million) upon the closing of the Initial Public Offering. The units issuable upon exercise of this option are identical to the Units being offered in the Initial Public Offering except that the warrants underlying the units issuable upon exercise of the purchase option will not contain the adjustment feature described in Note 6 relating to issuances of additional shares of common stock for capital raising purposes in connection with an initial Business Combination. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of the 180thday after the effective date of the registration statement and the closing of the initial Business Combination and terminating on the fifth anniversary of such effectiveness date. Notwithstanding anything to the contrary, Chardan Capital Markets, LLC as representative of the underwriters agreed that neither it nor its designees will be permitted to exercise the option or the warrants underlying the option after the five year anniversary of the effective date of the registration statement. The Company accounted for the fair value of the unit purchase option, inclusive of the receipt of a $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to shareholders’ equity. The Company estimated that the fair value of this unit purchase option is approximately $1.62 million (or approximately $6.47 per unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option to be granted to the underwriters is estimated as of October 10, 2018 using the following assumptions: (1) expected volatility of 83.99%, (2) risk-free interest rate of 3.05% and (3) expected life of five years. As of October 10, 2018, the proceed for the unit purchase option was not yet received.

EDTECHX HOLDINGS ACQUISITION CORP.

NOTES TO BALANCE SHEET

The option and such units purchased pursuant to the option, as well as the shares of common stock underlying such units, the warrants included in such units and the shares that are issuable upon exercise of the warrants included in such units have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to FINRA Rule 5110(g)(1). Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities for one demand right and unlimited piggyback rights, other than underwriting commissions, which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price. The Company will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

Note 7 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the balance sheet except as follows:

On October 15, 2018, the underwriters notified the Company that they were exercising the over-allotment option in full to purchase an additional 825,000 Units. The closing of the sale of Units pursuant to the over-allotment option is expected to be consummated on October 17, 2018.